                                                                    Exhibit 10.6

                                             ASSET PURCHASE AGREEMENT

     This Agreement  ("Agreement")  is entered into as of April 19, 2004, by and
between   Americana   Publishing,   Inc.,  a  Colorado   corporation   (ABPH.OB)
("Americana"),  on the one hand and Action  Media  Group,  L.L.C.,  a California limited liability company ("Action"), Joseph D. Agliozzo ("Agliozzo"),  Benjamin
L.  Padnos  ("Padnos")  and  Peter C.  Ocampo  ("Ocampo"),  on the  other  hand.
Agliozzo,  Padnos  and  Ocampo  are  collectively  referred  to  herein  as  the
"Members."

     In consideration of the mutual covenants,  agreements,  representations and warranties contained in this Agreement, the parties agree as follows:

                                                     ARTICLE I

                                            PURCHASE AND SALE OF ASSETS

1.1. Sale and Transfer of Assets. Subject to the terms and conditions set forth in this Agreement,  Action agrees to sell,  convey,  transfer,  assign and deliver to Americana,  and Americana agrees to purchase from Action,  all of the business,  properties  and  assets  of  Action  of every  kind,  character,  and description,  whether  tangible,  intangible,  real,  personal,  or  mixed,  and wherever located, including, but not limited to, accounts receivables,  revenue, notes,  claims,  choses in action,  software,  data bases,  insurance  policies, licenses,  equipment,  fixtures,  executory  contracts,  agreements  and orders, royalty  rights,  deposits,  inventions,  patents,  trademarks,  copyrights  and applications  for any patents,  trademarks or  copyrights,  trade  secrets,  web sites,  universal  resource  locators (URLs),  data and any other assets used in connection  with the  business  and  operations  of Action free and clear of all liabilities, liens, security interests, claims, obligations, and encumbrances of any kind what so ever (collectively  referred to as the "Purchased Assets"). The
Purchased  Assets shall also include without  limitation the following  specific assets:

1.1.1. All property listed as assets of Action in Schedule 1.1.1;

1.1.2. Any and all rights in the tradenames "Coreflix" and any names confusingly similar thereto,  any other names used by Action in its business (except for the name  "Action  Media  Group,  LLC," which shall be retained by Action) and other intellectual property associated with its business;

1.1.3.   the  web  sites   with  a  URL:   www.coreflix.com,   www.coreflix.net,
www.coreflix.org (collectively, the "Websites");

1.1.4. Goodwill, as a going business concern and all corporate names (except for the name "Action Media Group, LLC," which shall be retained by Action);

1.1.5. All hardware currently used by Action to operate the Websites, including, but not limited to, any servers;

1.1.6.  All  current and former  customer or  subscriber  lists,  including  all customers or subscribers to the Websites,  and any contracts or agreements  with other parties for advertising or sponsorship of the Websites;

1.1.7. Any and all trademarks, service marks or any other intellectual property;

1.1.8. All software, software licenses and source code;

1.1.9. All branded merchandise and promotional materials; and

1.1.10. All other supplies,  materials,  equipment,  machinery, tools, supplies, furniture, fixtures, inventory, files and records.

1.2 Assumption of Liabilities.  Americana shall assume the liabilities of
Action set forth on Schedule  1.2  (collectively,  the  "Assumed  Liabilities"), including without  limitation,  all liabilities arising out of or related to the ownership and/or operation of the Purchased Assets on and after the Closing.

1.3 No  Assumption of  Liabilities.  Except for the Assumed  Liabilities,
Americana shall in no event assume or be responsible for any liabilities, liens, security interests, claims, obligations or encumbrances of Action, contingent or otherwise.  Subject to Section 8.1 hereof, in addition, Action shall continue to be liable for any  damages,  liabilities,  expenses or costs  arising out of any claims of infringement of any third party intellectual property rights.

1.4 Purchase Price.

1.4.1 Common  Stock. In exchange for all of the Purchased  Assets,  and other consideration provided to Americana herein, Americana shall issue and deliver to the Members an aggregate of 8,000,000 shares (the "Shares") of restricted common stock ("Common Stock") of Americana. Such shares shall be evidenced by three (3)
stock certificates issued to Members as follows:

1.4.1.1 a Stock  Certificate  representing  3,680,000 shares of Common Stock, in the name of Joseph D. Agliozzo.

1.4.1.2 a Stock  Certificate  representing  3,680,000 shares of Common Stock, in the name of Benjamin L. Padnos.

1.4.1.3 a Stock Certificate  representing 640,000 shares of Common Stock, in the name of Peter C. Ocampo.

1.4.2 Price Protection. Provided that neither Action nor any Member is in breach of any obligations  hereunder,  for a period of six (6) months commencing from the date the Shares are  tradable on the  Over-the-counter  Bulletin  Board
(whether  pursuant  to an  effective  registration  statement  or pursuant to an available  exemption from registration) (such six month period being referred to herein as the "Price Protection  Period"),  if a Member ("Selling Member") sells any Shares during the Price  Protection  Period (the  "Protected  Shares") at an
Effective  Price (defined  below) less than $0.015625 per share (as adjusted for stock splits,  stock dividends,  reverse stock splits, and the like),  Americana shall  deliver to the Selling  Member a payment so that the  Effective  Price of such  Protected  Shares  shall  increase  to  $0.015625  per share  (the  "Price
Protection  Payment").  Effective  Price shall mean the total sale proceeds from the sale of Protected  Shares  divided by the total number of shares sold during the Price Protection Period.  Americana shall, within thirty (30) days after the
Price Protection Period, be obligated to make such payment in cash.  However, at
Americana's  sole  discretion,  Americana may elect to pay the Price  Protection
Payment,  or any portion thereof, in restricted Common Stock of Americana priced at a 25%  discount to the average  closing bid price for the five  trading  days immediately  preceding the date of the election.  The Price  Protection  Payment shall apply solely to the 8,000,000  Shares acquired  hereunder,  and not to any other shares  acquired or sold by the Selling Member in any other  transactions.
Accordingly,  Americana  shall not be  obligated  to make any  Price  Protection
Payment  unless (1) the Selling  Member has held the Protected  Shares  separate from any other  shares of Common  Stock of  Americana  (and,  specifically,  the
Protected Shares shall not be held in a brokerage account  commingled with other shares of  Americana)  and (2)  provides  evidence  reasonably  satisfactory  to
Americana  that  the  Protected  Shares  were  in fact  sold  during  the  Price
Protection  Period and the  amounts  realized  from each sale  (i.e.,  copies of brokerage  account  statements  with detailed sales history showing trade dates, number of shares, and sale price).

                                   ARTICLE II

             REPRESENTATIONS AND WARRANTIES OF ACTION AND MEMBERS

Action and each of the  Members,  severally  (and not  jointly  or  jointly  and severally), represent and warrant to Americana that:

     2.1. Financial Statements. Schedule 2.1 of this Agreement sets forth the balance sheets of Action as of December 31, 2002, as of December 31, 2003 and as
of March 31,  2004,  the Profit & Loss  Statements  for March  2004,  the Income
Statement  for  fiscal  year  2003,  and from  January  to  February  2004  (the
"Financial  Statements").  The  Financial  Statements  present  fairly,  in  all material  respects,  the  financial  position  of Action as of their  respective dates.

     2.2.  Absence of Specified  Changes.  Since February 29, 2004, there has not been any:

     2.2.1.  material  adverse change in the financial  condition,  liabilities, assets, business, or prospects of Action;

     2.2.2. destruction,  damage to, or loss of any assets of Action (whether or not  covered  by  insurance),  which are the  subject  of this  Agreement,  that materially and adversely affects the financial condition,  business or prospects of Action;

     2.2.3.  labor  trouble  or  other  event  or  condition  of  any  character materially and adversely affecting the financial condition, business, assets, or prospects of Action;

     2.2.4.  change in  accounting  methods  or  practices,  including,  without limitation,  any change in  depreciation  or  amortization  policies or rates by
Action;

     2.2.5.  increase in the salary or other  compensation  payable or to become payable by Action to any of Action's  employees,  or the  declaration,  payment, commitment or obligation of any kind for the payment by Action of a bonus or any other  additional  salary or compensation  to any such person,  in excess of the rates paid during the calendar year 2003;

     2.2.6.  sale or transfer of any asset of Action or  cancelled  any debts or claims except in each case in the ordinary course of business; and in any event, not in an aggregate amount which is material;

     2.2.7. amendment or termination of any contract,  agreement,  or license to which Action is a party, except in the ordinary course of business;

     2.2.8.  loan by Action to any person or entity or guaranty by Action of any loan which affects Americana's liability under this Agreement;

     2.2.9.  mortgage,  pledge,  or other  encumbrance  of any of the  assets of
Action which are the subject of this Agreement;

     2.2.10.  waiver or  release of any right or claim of Action  which  affects
Americana's  liability  under this  Agreement  except in the ordinary  course of business;

     2.2.11.  other  event  or  condition  of any  character  that  has or might reasonably  have a  material  and  adverse  effect on the  financial  condition, business,  assets of Action, which would affect Americana's liability under this
Agreement; and

     2.2.12.  agreement  by  Action  to do any of the  things  described  in the preceding clauses.

     2.3.  Action's  Liabilities.  Other than as set forth on  Schedule  2.3, there are no  outstanding  liabilities  or  obligations of Action of any nature, whether  accrued,  absolute,  contingent,  or  otherwise,  and whether due or to become due, in excess of $5,000 in the aggregate,  other than (a) in the amounts set  forth in the  Financial  Statements,  and (b)  liabilities  or  obligations incurred  since the date of the Financial  Statements in the ordinary  course of
Action's business less than $5,000.

     2.4.  Tax  Returns  and  Audits.  Within  the  times  and in the  manner prescribed  by law,  Action has filed all  Federal,  state and local tax returns required by law and has paid all taxes, assessments, and penalties due.

     2.5. Assets of Business.

     2.5.1.  Other Tangible Personal  Property.  Schedule 2.5.1 is a complete and accurate  schedule  describing  and specifying the location of the Purchased
Assets.  The property  listed in Schedule  2.5.1  constitutes  all such tangible personal  property  necessary  for the conduct by Action of its  business as now conducted.  Except as stated in Schedule  2.5.1,  no personal  property  used by
Action  in  connection  with its  business  is held  under any  lease,  security agreement,  conditional  sales  contract,  or other title  retention or security arrangement, or is located other than in the possession of Action.

     2.5.2. Intellectual Property. Schedule 2.5.2 is a schedule of all of the service marks, copyrights,  franchises, software, patents, licenses, trademarks, trade names, URLs and other similar intangible assets  maintained,  owned, used, held for use or  otherwise  held or  licensed by Action in  connection  with the business  of Action  any  (including  any and all  applications,  registrations, extensions and renewals relating thereto),  and all of the rights,  benefits and privileges associated therewith  (collectively,  "Intellectual  Property").  The
Intellectual Property has not infringed, and is not now infringing, on any third party intellectual  property rights except for any such infringement which would not have,  individually  or in the aggregate,  a material  adverse effect on the business of Action.  Action owns, or holds adequate  licenses or other rights to use all of the intellectual property necessary for its business as now conducted by Action.

     2.5.3.  Netflix Patent.  Action has not received any notification or communication  from  Netflix that  Action's  business or  Intellectual  Property infringes or allegedly  infringes on any patent or other  intellectual  property owned by  Netflix.com,  Inc.,  including  but not limited to U.S.  Patent Number
6,584,450.

     2.5.4. Trade Secrets.  Schedule 2.5.4 is a true and complete list of
Action's  trade  secrets,  computer  programs,  routines,  and other  data.  The specific location of each trade secret's  documentation,  including its complete description,  specifications, charts, procedures, and other material relating to it, is also set forth with it in that Exhibit. Each trade secret's documentation is current  and  accurate  so as to allow its full and  proper use by  Americana without  reliance on the special  knowledge  or memory of others.  Action is the sole owner of these trade  secrets,  free and clear of any liens,  encumbrances, restrictions,  or legal or equitable  claims of others,  except as  specifically stated in Schedule 2.5.4.  Action has taken all reasonable  security measures to protect the secrecy,  confidentiality,  and value of these trade secrets; any of its employees and any other persons who, either alone or in concert with others, developed,  discovered,  or derived these  secrets,  or who have knowledge of or access  to  information  relating  to them,  have  been put on  notice  and,  if appropriate,  have entered into agreements that these secrets are proprietary to
Action and not to be  divulged  or  misused.  All these  trade  secrets  are, to
Action's  knowledge,  presently valid and  protectible,  and are not part of the public knowledge or literature,  nor to Action's  knowledge have they been used, divulged,  or appropriated  for the benefit of any past or present  employees or other persons, or to the detriment of Action.

     2.6. Title to Purchased Assets. Action has good and marketable title to all its assets and  interest in the  Purchased  Assets and has full power and authority to sell,  assign and transfer to Americana all of the Purchased Assets free and clear of restrictions  on or conditions to transfer or assignment,  and free and clear of mortgages,  liens, pledges, charges,  encumbrances,  equities, claims, covenants,  conditions, or restrictions,  except for (i) those described in the various  Schedules and  Exhibits,  (ii) the lien of current taxes not yet due and payable,  (iii) possible  minor matters that, in the aggregate,  are not substantial in amount and do not  materially  detract from or interfere with the present or intended use of any of these assets,  nor materially  impair business operations.  All of the  Purchased  Assets are in good  operating  condition and repair, ordinary wear and tear excepted. Action is in possession of all premises leased to Action from  others.  Neither  Action nor any employee of Action nor a spouse,  child,  or  other  relative  of any of  these  persons  owns or has any interest,  directly or indirectly, in any of the real or personal property owned by or leased to Action or in any copyrights,  trade marks, trade names, or trade secrets  licensed  by  Action.  Action  does not  occupy  any real  property  in violation of any law, regulation or decree.

     2.7.  Existing  Employment  Contracts.  Action  does  not  have  any employees,  other  than  its  Members  and is  not a  party  to  any  employment contracts,  collective bargaining  agreements,  pension,  bonus, profit sharing, stock  option,  or other  agreements  or  arrangements  providing  for  employee remuneration or benefits.

     2.8.  Insurance  Policies.  Schedule  2.8  is a  description  of all insurance  policies held by Action  concerning its business and properties.  All these  policies are in the  respective  principal  amounts set forth in Schedule
2.8.

     2.9.  Casualty  Loss. Action assumes all risk of loss,  destruction,  or damage  due to  fire  or  other  casualty  up to the  physical  transfer  of the
Purchased  Assets to Americana,  and Americana shall have the right to terminate this  Agreement if Action's  business is curtailed or  interrupted  prior to the
Closing by such loss, destruction or damage.

     2.10. Other Contracts. Action is not a party to, nor is its property bound by, any agreements  except those listed in Schedule 2.10,  copies of which have been furnished or made available to Americana. There is no default or event that with notice or lapse of time,  or both,  would  constitute a default (a) by
Action,  or (b) to Action's best knowledge,  by any other party, to any of these agreements.  Action  has not  received  notice  that  any  party to any of these agreements intends to cancel or terminate any of these agreements or to exercise or not exercise any options under any of these agreements. Action is not a party to, nor is its property  bound by, any agreement  that is materially  adverse to the business, property, or financial condition of Action.

     2.11. Compliance with Laws.  Action has complied with, and is not in
violation  of,  applicable  Federal,   state,  or  local  statutes,   laws,  and
regulations,  including, without limitation, any applicable building, zoning, or other law, ordinance,  or regulation  affecting its property or the operation of its  business,  except for such  failures  or  violations  which would not have, individually or in the aggregate,  a material  adverse effect on the business of
Action.

     2.12. Litigation.  There are no suits actions, arbitrations,  legal, administrative or other proceedings,  or governmental investigations pending or, to the best knowledge of Action,  threatened  against or affecting Action or its business, assets, or financial condition.  Action is not in default with respect to any order,  writ,  injunction,  or decree of any  Federal,  state or local or foreign court, department, agency or instrumentality.

     2.13. Agreement will not Cause Breach or Violation. The consummation of the  transactions  contemplated  by this  Agreement  will  not  result  in or constitute any of the following:

          2.13.1. A breach of any term or provision of this Agreement;

          2.13.2.  A default or any event that with notice or lapse of time,  or both,  would be a  default,  breach or  violation  of any  lease,  license,
     promissory  note,  conditional  sales  contract,   commitment,   indenture,
     mortgage,  deed of trust, or other agreement,  instrument or arrangement to which Action is a party or by which it or its property is bound;

          2.13.3.  An  event  that  would  permit  any  party to  terminate  any agreement  or to  accelerate  the  maturity  of any  indebtedness  or other obligation of Action; or

          2.13.4.  The creation or imposition of any lien, charge or encumbrance on any of the properties of Action.

     2.14. Authority and Consents.  Action and each Member has the right, power,  legal capacity and authority to enter into, and perform its  obligations under this  Agreement  and no  approvals  or consents of any persons  other than
Action  is  necessary  in  connection  with  it.  The  Members  own  100% of the membership interests of Action.

     2.15.  Interest in Customers,  Suppliers and Competition.  Except as
set forth in Schedule 2.15,  neither Action nor any employee of Action,  nor any spouse,  child, or relative of any of them, has any direct or indirect  interest in any competitor, supplier, or customer of Action or in any person from whom or to whom Action leases any real or personal property, or in any other person with whom Action is doing business.

     2.16. Full  Disclosure.  None of the  representations and warranties made by Action or made in any documents  furnished or to be furnished by Action, or on its behalf,  contains or will  contain any untrue  statement of a material fact,  or omit any  material  fact,  the  omission of which would be  materially misleading.

     2.17. Risk  Factors.  Each Member understands that its investment in the Shares involves a high degree of risk. Accordingly, each Member (i) has been provided with sufficient  information  with respect to the business of Americana for each  Member  to  determine  the  suitability  of making  an  investment  in
Americana and such documents  relating to Americana as each Member has requested and each Member has  carefully  reviewed the same,  (ii) has been  provided with such  additional  information  with  respect to  Americana  and its business and financial  condition as each Member,  or each  Member's  agent or attorney,  has requested,  and  (iii) has  had  access  to  management  of  Americana  and  the opportunity to discuss the  information  provided by management of Americana and any  questions  that each Member had with respect  thereto have been answered to the full satisfaction of each Member. In addition,  each Member has obtained and reviewed from the EDGAR Web site of the Securities and Exchange  Commission (the
"Commission") all of Americana's public filings filed prior to the Closing Date, including  but not limited to  Americana's  annual and  quarterly  reports,  and reports  filed  on  Form  8-K  (hereinafter  referred  to  collectively  as  the
"Reports").  Each  Member has  received  in writing  from  Americana  such other information concerning its operations,  financial condition and other matters as the Members have requested (such other  information is collectively,  the "Other
Written  Information"),  and  considered  all factors  Members deem  material in deciding on the advisability of investing in the Shares.

     2.18.   Information  on  Member.   Each  Member  is  an  "accredited
investor", as such term is defined in Regulation D promulgated by the Commission under the Securities Act of 1933, as amended (the "1933 Act"), is experienced in investments and business matters,  has made investments of a speculative  nature and has  purchased  securities  of United  States  publicly-owned  companies  in private placements in the past and, with its representatives, has such knowledge and  experience in financial,  tax and other  business  matters as to enable the
Members to utilize the  information  made available by Americana to evaluate the merits and risks of and to make an informed  investment decision with respect to the proposed purchase,  which represents a speculative  investment.  Each Member has the  authority  and is duly and legally  qualified  to purchase  and own the
Shares.  Each  Member  is able  to bear  the  risk  of  such  investment  for an indefinite period and to afford a complete loss thereof.

     2.19. Restricted Securities. Each Member understands and agrees that the Shares have not been registered  under the 1933 Act or any applicable  state securities  laws,  by reason of their  issuance in a  transaction  that does not require  registration  under the 1933 Act (based in part on the  accuracy of the representations  and warranties of the Members contained herein),  and that such
Shares must be held indefinitely  unless a subsequent  disposition is registered under the 1933 Act or any applicable  state  securities  laws or are exempt from such registration.

     2.20. Shares Legend.  The Shares shall bear the following or similar legend:

     THE SHARES  REPRESENTED BY THIS  CERTIFICATE HAVE NOT BEEN REGISTERED UNDER
     THE SECURITIES ACT OF 1933. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE,
     PLEDGED  OR  HYPOTHECATED  IN  THE  ABSENCE  OF AN  EFFECTIVE  REGISTRATION
     STATEMENT UNDER SUCH SECURITIES ACT OR ANY APPLICABLE  STATE SECURITIES LAW
     OR AN OPINION  OF  COUNSEL  REASONABLY  SATISFACTORY  TO COMPANY  THAT SUCH
     REGISTRATION IS NOT REQUIRED.

                                   ARTICLE III

                         AMERICANA'S REPRESENTATIONS

Americana hereby represents and warrants to Action and the Members that:

     3.1. Due  Incorporation.  Americana is a corporation duly organized, validly  existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power to own its properties and to carry on its business as now being  conducted.  Americana is duly qualified as a foreign  corporation to do business and is in good standing in each jurisdiction where the nature of the business  conducted  or property  owned by it makes such qualification necessary,  other than those jurisdictions in which the failure to so qualify would not have a material adverse effect on the business,  operations or financial condition of Americana or its subsidiaries.

     3.2.  Authority;   Enforceability.  This  Agreement  and  any  other
agreements delivered together with this Agreement or in connection herewith have been duly  authorized,  executed and  delivered  by Americana  and are valid and binding  agreements  enforceable  in  accordance  with their  terms,  subject to bankruptcy,  insolvency,  fraudulent  transfer,  reorganization,  moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general  principles of equity; and Americana has full corporate power and  authority  necessary  to enter  into this  Agreement  and such  other agreements  delivered together with this Agreement or in connection herewith and to perform its obligations hereunder and under all other agreements entered into by Americana relating hereto.

     3.3. Issuance of Shares.  When issued all of the Shares will be duly authorized, validly issued, fully paid and non-assessable.

                                   ARTICLE IV

                   ACTION'S OBLIGATIONS BEFORE CLOSING

Action  covenants,  from the date of this  Agreement  until the Closing  Date as follows:

     4.1.  Americana's Access to Premises and Information.  Americana and
its counsel, accountants and other representatives shall have full access during normal business hours to all properties,  books, accounts,  records,  contracts, and  documents  of or relating to Action.  Action  shall  furnish or cause to be furnished  to  Americana  and  its  representatives  all  data  and  information concerning  the business,  finances and properties of Action that may reasonably be requested.

     4.2. Conduct of Business in Normal Course.  Action will carry on its business and activities  diligently and in  substantially  the same manner as it has previously  been carried out, and shall not make or institute any unusual or novel  methods  of  purchase,  sale,  lease,  management,  accounting,  or other operations that will vary materially from those methods used by Action as of the date of this Agreement.

     4.3. Preservation of Business and Relationships. Action will use its best efforts to preserve its business  organization intact, to keep available to
Action  its  present   employees  and  agents,   and  to  preserve  its  present
relationships with suppliers, customers and others having business relationships with them.

     4.4.  Maintenance  of  Insurance.  Action will continue to carry its existing insurance. At the request of Americana and at Americana's sole expense, the amount of insurance  against fire and other casualties which, at the date of this  Agreement,  Action  carries  on any of its  property  or in respect of its operations  shall be  increased  by such  amount or amount  as  Americana  shall specify.  Americana  shall have the right to have any or all insurance  policies carried by Action,  including Worker's  Compensation  Insurance,  transferred to
Americana at Americana's request.

     4.5. New Transactions.  Action will not, without Americana's written consent, do or agree to do any of the following acts:

          4.5.1. Enter into any contract,  commitment, or transaction not in the usual and ordinary course of business, or

          4.5.2.  Enter into any contract,  commitment,  or  transaction  in the usual and ordinary  course of business  involving an amount  exceeding Five
     Thousand Dollars ($5,000.00), individually, or in the aggregate.

     4.6. Payment of Liabilities and Waiver of Claims.  Action will not waive or compromise  any right or claim,  or cancel,  without full payment,  any note, loan, or other obligation owing Action.

     4.7. Existing  Agreements.  Action will not modify, amend, cancel or terminate  any of its existing  contracts or  agreements,  or agree to do any of those acts.

     4.8.  Consents of Others.  As soon as reasonably practical after the execution  and  delivery  of this  Agreement,  and in any event on or before the
Closing  Date,  Action  will  obtain the written  consent  when  required of the persons  described  in the various  Schedules  and  Exhibits and will furnish to
Americana  executed copies of those consents.  Counsel for Americana in his sole discretion shall determine when such consents are reasonably required. Provided, however,  that Americana  shall not be obligated under this paragraph to execute any guarantee, assumption of liability or other document or instrument requiring it to assume obligations not contemplated by this Agreement.

     4.9.  Documentation of Procedures and Trade Secrets.  At the request of  Americana,  Action will  document  and  describe  any of its trade  secrets, processes,  or business procedures  specified by Americana,  in form and content satisfactory to Americana.

     4.10.   Representations   and  Warranties  True  at   Closing.   All
representations  and warranties of Action set forth in this Agreement and in any written  statements  delivered by Action to Americana  under this Agreement will also be true and correct as of the Closing Date as if made on that date.

                                    ARTICLE V

             CONDITIONS PRECEDENT TO AMERICANA'S PERFORMANCE

     5.1. Accuracy of Action's Representations and Warranties.  Except as
otherwise  permitted by this Agreement,  all  representations  and warranties by
Action and Members in this  Agreement or in any written  statement that shall be delivered  to  Americana  under  this  Agreement  shall be true in all  material respects on and as of the Closing Date as though made at that time.

     5.2. Performance by Action.  Action shall have performed,  satisfied and complied with all  covenants,  agreements  and  conditions  required by this
Agreement to be performed or complied with by it on or before the Closing Date.

     5.3. No Material Adverse Change.  During the period from the date of this  Agreement  to the  Closing  Date  there  shall not have been any  material adverse change in the financial condition or the result of operations of Action, and Action shall not have  sustained  any material loss or damage to its assets, whether  or not  insured,  that  materially  affects  its  ability  to conduct a material part of its business.

     5.4. Tax  Clearance.  Action shall deliver confirmation that all Los
Angeles County Taxes,  all California  Franchise Taxes, any sales and use taxes, and any other taxes accruing prior to the Closing Date have been paid.

     5.5. Consents.  All necessary agreements and consents of any parties to the  consummation of the  transactions  contemplated  by this  Agreement,  or otherwise  pertaining to the matters  covered by it, shall have been obtained by
Action and delivered to Americana.

     5.6. Bulk Sales Transfer. At the Closing, Action will have taken all necessary  steps to enable Action to effectuate a valid,  indefeasible  transfer and sale of the assets described in this Agreement.  Among other things,  Action will have fully complied with all California statutes regulating bulk transfers, and will have obtained all consents,  releases,  permissions  and documents,  if any, which may be necessary for the transfer and sale of the Purchased Assets to
Americana.

     5.7. Action's  Approval.  Prior to the Closing, Action shall deliver to Americana copies,  duly certified by its Members  authorizing,  ratifying and approving  the terms and  conditions  of this  Agreement,  and the  transactions contemplated hereby.

     5.8.  Approval  of  Documentation.  The  form and  substance  of all certificates,  instruments, opinions, and other documents delivered to Americana under  this  Agreement  shall be  reasonably  satisfactory  in all  respects  to
Americana.

     5.9. Delivery of Consulting Agreement.  Done! Ventures shall execute and deliver the Consulting Agreement attached hereto as Exhibit A.

                                   ARTICLE VI

               CONDITIONS PRECEDENT TO ACTION'S PERFORMANCE

     The  obligations of Action to sell and transfer the Purchased  Assets under this Agreement are subject to the satisfaction, at or before the Closing, of all the following conditions:

     6.1.  Accuracy of Americana's  Representations and  Warranties.  All
representations  and  warranties by Americana  contained in this Agreement or in any written statement  delivered by Americana under this Agreement shall be true in all material respects on and as of the Closing as though such representations and warranties were made on and as of that date.

     6.2.  Americana's  Performance.  Americana  shall have performed and complied with all covenants and agreements and satisfied all conditions  that it is required by this  Agreement to perform,  comply with or satisfy  before or at the Closing.

     6.3.  Americana's  Corporate  Approval.  The Board of  Directors  of
Americana  shall have duly authorized and approved the execution and delivery of this  Agreement  and all  corporate  action  necessary and proper to fulfill the obligations  of Americana to be performed  under this Agreement on or before the
Closing Date.

                                  ARTICLE VII.

                               THE CLOSING

     7.1.  Time and Place.  The transfer of Purchased Assets by Action to
Americana (the  "Closing")  shall take place at 10:00 a.m. on April 19, 2004, at the offices of Richardson & Patel LLP, 10900 Wilshire Boulevard,  Suite 500, Los
Angles,  California  or at such other  time and place as parties  may agree (the
"Closing Date").

     7.2. Action's  Obligations at Closing.  At the Closing, Action shall deliver or cause to be delivered to Americana:

          7.2.1.  Instruments  transferring  to Americana  all right,  title and interest in and to Purchased  Assets,  or such other forms as Americana may reasonably request.

          7.2.2. A Bill of Sale  transferring  all of the Assets of Action being purchased hereunder in a form acceptable to Americana and its counsel.

          7.2.3.  The various  letters,  clearances,  releases and  certificates required to be delivered by Action to Americana hereunder.

          7.2.4. The consents required to be delivered hereunder.

          7.2.5. Such other items as may be reasonably necessary for the Closing to occur.

     7.3. Cooperation by Action.  Action, at any time before or after the
Closing Date, will execute,  acknowledge,  and deliver any further  assignments, conveyances,  and other  assurances,  documents,  and  instruments  of transfer, reasonably  requested by  Americana,  and will take any other action  consistent with the terms of this  Agreement  that may reasonably be requested by Americana for the purpose of assigning, transferring,  granting, conveying, and confirming to Americana, or reducing to possession,  any or all property to be conveyed and transferred by this Agreement.

     7.4. Americana's Obligations at Closing. Americana will deliver each the Member Certificates  representing an aggregate of 8,000,000 Shares; and such other items as may be reasonably necessary for the Closing to occur.

                                  ARTICLE VIII

                    ACTION'S OBLIGATIONS AFTER CLOSING

     8.1. Indemnities.  Action shall indemnify, defend and hold Americana harmless against and in respect of any and all claims,  demands,  losses, costs,
expenses,  obligations,   liabilities,  damages,  recoveries  and  deficiencies,
including,   without  limitation,   reasonable  attorneys'  fees  (collectively,
"Losses"), that it shall incur or suffer, which directly or indirectly arise out of, result from, or relate to any breach, or failure to perform, any of Action's representations,  warranties,  covenants,  or agreements in this Agreement or in any  schedule,  certificate,  exhibit,  or other  instrument  furnished or to be furnished by Action under this Agreement;  provided,  however, that with respect to any such breach or failure to perform the  representations  and warranties of
Action  under  this  Agreement,  Action  shall  only be  required  to  indemnify
Americana to the extent such Losses exceed $5,000 (the  "Threshold  Amount") and in which event  Action  shall be  responsible  to  indemnify  Americana  for all amounts including the Threshold Amount,  subject to the other provisions of this
Section 8.1. The indemnification  described herein shall also apply in the event of an assertion against  Americana,  or Action's assets, by any person,  entity, government or subdivision thereof, of any claim, demand,  penalty,  fine, or tax accruing prior to the Closing.  Said right of indemnification  shall be the sole and exclusive right and remedy of the parties hereto with respect to third party claims;  provided, that any party may seek injunctive relief in any proper court in accordance with the terms and provisions of this  Agreement.  Notwithstanding the foregoing,  Action's  liability with respect to any claims arising out of or related  to this  Agreement  shall in no event  exceed  $125,000.  Losses  to be
indemnified   by  Action   under  this   Article  VIII  shall  not  include  any
consequential,  incidental,  special, indirect,  exemplary or punitive damage or damages for lost profits or loss of business. In addition,  Action shall have no indemnification obligation or liability with respect to any misrepresentation or breach of warranty if the conditions, facts or circumstances giving rise to such misrepresentation  or breach were  disclosed in this Agreement or were otherwise known to  Americana  prior to or at the Closing (and such  misrepresentation  or breach of warranty shall not constitute a breach of this Agreement).

     8.2. Non-Compete. Each of the Members, severally (and not jointly or jointly and  severally),  hereby covenant and agree that for a period of two (2)
years from the Closing Date, they will not directly or indirectly,  whether with or through any person, firm, partnership, corporation or other entity or venture now existing or hereafter created, engage in, acquire an interest in (whether as
an  employee,   consultant,   agent,  proprietor,   principal,   partner,  major
stockholder,  corporate officer, director or otherwise),  nor participate in the financing, operation, management or control of any business which is competitive with the business of renting or selling extreme sports DVDs or videos; provided, however,  that ownership or acquisition by any of the Members of an aggregate of less than 5% of the  outstanding  stock of any publicly traded company shall not constitute a violation of this Section 8.2.

     8.3.  Covenant Not to Solicit.  Each of the Members,  severally (and not  jointly or jointly and  severally),  hereby  covenant  and agree that for a period  of two (2) years  from the  Closing  Date,  they  will not  directly  or indirectly,  whether with or through any person, firm, partnership,  corporation or other entity or venture now existing or hereafter created, solicit or employ, or  attempt to  solicit  or  employ,  any person who is or has been an  officer, director,  partner,  manager,  agent  employee or  consultant  of Americana in a manner which would interfere with their services provided to Americana.

     8.4.  Covenant Not to  Interfere.  Each of the Members,  jointly and severally, hereby covenant and agree that for a period of two (2) years from the
Closing Date, they will not directly or indirectly,  whether with or through any person, firm,  partnership,  corporation or other entity or venture now existing or  hereafter  created,  solicit the  business  of any person,  firm or business entity  which is or has been a customer,  client,  contractor,  joint  venturer, supplier or vendor of Americana, either directly or indirectly,  whether with or through any person, firm, partnership,  corporation or other entity now existing or  hereafter  created,  in  connection  with the business of renting or selling extreme sports DVD's or videos,  if the  solicitation is done for the purpose of or with the reasonably  foreseeable effect of harming or adversely affecting the business or operations of Americana.

     8.5.  Confidential  Information.  Action  further agrees not to divulge, communicate, use to the detriment of Americana, use for the benefit of any other person or persons,  or misuse in any way, any confidential  information or trade secrets of Action, including personnel information,  secret processes, know-how, customer lists, or other technical data. Members  acknowledge and agree that any information  or data they have  acquired  on any of these  matters  or items was received  in  confidence  and as a  fiduciary  of Action and is  included in the
Purchased Assets hereunder.

                                   ARTICLE IX

                  AMERICANA'S OBLIGATIONS AFTER CLOSING

     9.1. Americana's  Indemnity.  Americana agrees to indemnify and hold harmless  Action  against,  and in  respect  of,  any  and all  claims,  losses, expenses,  costs,  obligations  and  liabilities  it  may  incur  by  reason  of
Americana's  breach of or failure to perform any of its warranties,  guarantees, commitments, or covenants in this Agreement, or by reason of any act or omission of Americana,  or any of its successors or assigns, after the Closing Date, that
(a)  constitutes  a breach or  default  under,  or a  failure  to  perform,  any obligation,  duty,  or  liability  of  Action  under any loan  agreement,  lease contract,  order,  or other  agreement  to which it is a party or by which it is bound at the Closing Date, but only to the extent to which  Americana  expressly assumes these obligations,  duties, and liabilities under this Agreement, or (b)
arise out of, result from, or relate to any breach,  or failure to perform,  any of Americana's  representations,  warranties,  covenants,  or agreements in this
Agreement  or  in  any  schedule,  certificate,  exhibit,  or  other  instrument furnished or to be furnished by Americana under this Agreement.  Notwithstanding the foregoing,  Americana's  liability with respect to any claims arising out of or related to this  Agreement  shall in no event exceed  $125,000.  Losses to be
indemnified   by  Americana   under  this  Article  IX  shall  not  include  any
consequential,  incidental,  special, indirect,  exemplary or punitive damage or damages for lost profits or loss of business. In addition,  Americana shall have no indemnification obligation or liability with respect to any misrepresentation or breach of warranty if the conditions,  facts or circumstances  giving rise to such  misrepresentation  or breach  were  disclosed  in this  Agreement  or were otherwise known to Action prior to or at the Closing (and such misrepresentation or breach of warranty shall not constitute a breach of this Agreement).

     9.2. Registration Rights/Leak-Out.

          9.2.1. Piggy-Back Registration Rights. If Americana at any time proposes to register any of its  securities  under the 1933 Act for sale to the  public,  whether  for its own  account  or for the  account  of  other security holders or both, except with respect to registration statements on
     Forms S-4, S-8 or another form not available for registering the securities for sale to the public,  each such time it will give at least  fifteen (15)
     days'  prior  written  notice to the  record  holder  of the  Shares of its intention  so to do. Upon the written  request of the record  holder of the
     Shares,  received by Americana within ten (10) days after the giving of any such  notice by  Americana,  to register  any of the Shares not  previously registered, Americana will cause such Shares (the "Registrable Securities")
     as to which  registration  shall have been so requested to be included with the securities to be covered by the registration  statement  proposed to be filed by Americana,  all to the extent required to permit the sale or other disposition  of the  Registrable  Securities  so  registered  by the record holder of such Registrable  Securities.  In the event that any registration pursuant to this  Section  shall be, in whole or in part,  an  underwritten public  offering  of Common  Stock of  Americana,  the  number of shares of
     Registrable  Securities  to be  included  in  such an  underwriting  may be reduced by the managing underwriter if and to the extent that Americana and the  underwriter  shall  reasonably  be of the opinion that such  inclusion would  adversely  affect  the  marketing  of the  securities  to be sold by
     Americana therein; provided, however, that Americana shall notify Action in writing of any such reduction.

          9.2.2. Demand Registration Rights. If Americana has not filed a registration  statement to register the Registrable  Securities  within 180 days after the Closing Date,  Americana,  upon a written request  therefore from the record holders of a majority of the Shares, shall prepare and file with the Commission a Registration  Statement covering the Shares which are the subject of such request. In addition, upon the receipt of such request,
     Americana shall promptly give written notice to all other record holders of the Registrable  Securities that such Registration Statement is to be filed and shall include in such Registration Statement Registrable Securities for which it has received written requests within ten (10) days after Americana gives such written notice.  Such other  requesting  record holders shall be deemed to have exercised their registration rights under this Section.

          9.2.3.  Leak-Out.  For a period of two (2) years  following the
     Closing Date,  each of the Members shall not,  except as permitted  herein, transfer,  sell or assign  any of the  Shares  without  the  prior  written consent of  Americana.  Each Member  agrees and  covenants  not to sell any
     Shares  within any three month  period in excess of the volume  limitations imposed by Rule 144(d).  Notwithstanding anything to the contrary contained herein, a Member may transfer the Shares, subject to applicable Federal and state  securities  laws,  to any spouse,  parent or member of such Member's immediate  family,  or any lineal  descendent of such Member,  a custodian, trustee  (including  a  trustee  of a  voting  trust),  executor,  or other
     fiduciary  for  the  account  of  such  Member's  spouse,   parent,  lineal
     descendent,  or a member of such  Member's  immediate  family,  or a trust, corporation,  limited  liability  company,  partnership or other entity, of which all of the  beneficial  interests  are held directly or indirectly by such person or one or more  persons  described in this  paragraph  provided that such transferee agrees to be bound by the terms of this agreement.

                                    ARTICLE X

                                  COSTS

     10.1. Finder's or Broker's Fees.  Each of the parties represent that it has dealt with no broker or finder in connection with any of the transactions contemplated  by this  Agreement,  and  insofar as it knows,  no broker or other person is entitled to any  commission or finder's fee in connection  with any of these  transactions.  Action and Americana  each agree to indemnify and hold the other  harmless  against any loss,  liability,  damage,  cost,  claim or expense incurred by reason of any  brokerage,  commission  or finder's fee alleged to be payable because of any act, omission or statement of the indemnifying party.

     10.2. Expenses. Each of the parties hereto shall pay their own costs and expenses  incurred or to be incurred by it in negotiating and preparing this
Agreement and enclosing and carrying out the  transactions  contemplated by this
Agreement.  The expenses incurred in doing any act or in furnishing any document under this Agreement shall be borne by the party whose obligation it is to do so under this Agreement.

                                   ARTICLE XI

                                 GENERAL

     11.1 Effect of Heading.  The subject  headings of the paragraphs and subparagraphs  of this Agreement are included for purposes of  convenience  only and  shall  not  affect  the  construction  or  interpretation  of  any  of  its provisions.

     11.2 Counterparts.  This Agreement may be executed simultaneously in one or more counterparts,  each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     11.3.  Schedules;  Exhibits.  All schedules and exhibits referred to herein shall be deemed  incorporated  by  reference in their  entirety as though fully  set forth at the  places to which  they are  referred.  Unless  otherwise stated, all references to schedules and exhibits are references to schedules and exhibits to this Agreement.

     11.4. Gender.  Wherever appropriate in this Agreement,  plural shall be deemed also to refer to the singular,  the neuter shall be deemed to refer to the masculine, and vice versa.

     11.5. Parties in Interest. Nothing in this Agreement whether express or implied,  is intended to confer any rights or remedies  under or by reason of this Agreement on any persons other than the parties to it and their  respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the  obligation or liability of any third persons to any party to this
Agreement,  nor  shall  any  provision  give  any  third  person  any  right  of subrogation or action over or against any party to this Agreement.

     11.6.  Assignment.  This  Agreement  shall be binding  on, and shall inure to the  benefit of, the parties to it and their  respective  heirs,  legal representatives,  successors and assigns; provided, however, no party may assign any or all of its rights under this Agreement  without the prior written consent of the others.

     11.7.  Nature and Survival of Representations and  Obligations.  All
representations,  warranties, covenants and agreements of Americana, Action, and the Members  contained in this  Agreement,  or in any  instrument,  certificate, opinion or other writing  provided for in it, shall survive the Closing (a) with respect to representations  and warranties,  for a period of two (2) years after the  Closing,  and (b) with  respect  to  covenants  and  agreements,  until all obligations  imposed  thereby  shall have been  performed  or  satisfied or have terminated or expired in accordance  with the respective  terms of such covenant or agreement.  No claim for indemnification  under this Agreement may be made by any party, and no obligation to indemnify in respect thereof shall exist, unless written  notice of such claim  shall have been given on or prior to the last day of the survival period  relating to the  provision(s) of this Agreement on which such claim is to be based. The termination of any such representation,  warranty
or  covenant   shall  not  affect  any  claim  for  breach  or   inaccuracy   of
representations,  warranties or covenants if such written notice shall have been given on or prior to such last day of such survival period.

     11.8.  Preparation of Agreement.  Each party  acknowledges that: (i)
the party had the advice of, or sufficient  opportunity to obtain the advice of, legal  counsel  separate and  independent  of legal  counsel for any other party hereto;  (ii) the terms of the  transactions  contemplated by this Agreement are fair and reasonable to such party; and (iii) such party has voluntarily  entered into the transactions contemplated by this Agreement without duress or coercion.
Each party further acknowledges that such party was not represented by the legal
counsel  of  any  other  party  hereto  in  connection  with  the   transactions
contemplated  by  this  Agreement,  nor  was  he  or  it  under  any  belief  or understanding  that such legal counsel was representing his or its interests and specifically  Action and each Member  understand that Richardson and Patel,  LLP represents the interests of Americana  only. Each party agrees that no conflict, omission or ambiguity in this Agreement, or the interpretation thereof, shall be presumed,  implied  or  otherwise  construed  against  any  other  party to this
Agreement  on the  basis  that such  party was  responsible  for  drafting  this
Agreement.

     11.9. Governing Law; Waiver of Jury Trial.  All questions concerning the  construction,  interpretation  and  validity  of this  Agreement  shall  be governed by and construed  and enforced in accordance  with the domestic laws of
California  without  giving effect to any choice or conflict of law provision or rule (whether in the State of California or any other  jurisdiction)  that would cause the  application of the laws of any  jurisdiction  other than the State of
California.  In furtherance  of the foregoing,  the internal law of the State of
California will control the  interpretation  and construction of this Agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive  law of some other  jurisdiction  would  ordinarily  or  necessarily apply.

     BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL  TRANSACTIONS
     ARE MOST QUICKLY AND  ECONOMICALLY  RESOLVED BY AN  EXPERIENCED  AND EXPERT
     PERSON  AND  THE  PARTIES  WISH  APPLICABLE  LAWS  TO  APPLY  (RATHER  THAN
     ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A
     JUDGE  APPLYING  SUCH  APPLICABLE  LAWS.  THEREFORE,  TO  ACHIEVE  THE BEST
     COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION,  THE
     PARTIES  HERETO  WAIVE  ALL RIGHT TO TRIAL BY JURY IN ANY  ACTION,  SUIT OR
     PROCEEDING  BROUGHT TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES  UNDER THIS
     AGREEMENT OR ANY DOCUMENTS RELATED HERETO.

     11.10.  Submission to  Jurisdiction.  Any legal action or proceeding with  respect  to this  Agreement  must be brought in the courts of the State of
California or the United  States of America  located in the City of Los Angeles,
California and, by execution and delivery of this Agreement,  the parties hereby
accept  for  themselves  and  in  respect  to  their  property,   generally  and
unconditionally,  the jurisdiction of the aforesaid  courts.  The parties hereby irrevocably  waive,  in  connection  with any such  action  or  proceeding,  any objection, including, without limitation, any objection to the venue or based on the grounds of forum  non-conveniens,  which it may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

     11.11.  Injunctive  Relief.  The Parties agree that a breach of this
Agreement may cause Americana  irreparable  harm for which monetary  damages are not adequate. In addition to all other available legal remedies, Americana shall have the right to injunctive relief to enforce this Agreement.

     11.12.   Disclaimer.   ALL  OF  THE  PURCHASED  ASSETS  AND  ASSUMED
LIABILITIES  ARE BEING SOLD AND  TRANSFERRED TO AMERICANA "AS IS" AND "WHERE IS"
AND ALL WARRANTIES,  EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES
OF  MERCHANTABILITY  AND FITNESS FOR USE OR A PARTICULAR  PURPOSE,  ARE EXCLUDED
FROM THE SALE AND  TRANSFER OF THE  PURCHASED  ASSETS AND  ASSUMED  LIABILITIES,
EXCEPT  AS  EXPRESSLY  SET  FORTH IN  ARTICLE  II  HEREOF,  BUT  SUBJECT  TO THE
PROVISIONS OF SECTIONS 8.1 AND 11.7 HEREOF. NEITHER ACTION NOR ANY
OF THE  MEMBERS  MAKES ANY  REPRESENTATIONS  OR  WARRANTIES  OF ANY NATURE  WITH
RESPECT TO THE PURCHASED ASSETS.

     11.13. Severability. It is the desire and intent of the parties that the provisions of this  Agreement be enforced to the fullest extent  permissible under  the  law and  public  policies  applied  in each  jurisdiction  in  which enforcement  is sought.  Accordingly,  in the event that any  provision  of this
Agreement  would  be held  in any  jurisdiction  to be  invalid,  prohibited  or unenforceable for any reason, such provision, as to such jurisdiction,  shall be ineffective,  without invalidating the remaining provisions of this Agreement or affecting the validity or  enforceability of such provision in any jurisdiction.
Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid,  prohibited  or  unenforceable  in such  jurisdiction,  it shall, as to such jurisdiction,  be so narrowly drawn,  without invalidating the
remaining   provisions   of  this   Agreement  or  affecting   the  validity  or
enforceability of such provision in any other jurisdiction.

     11.14.  Independence  of  Agreements,  Covenants,   Representations  and
Warranties.   All  agreements  and  covenants   hereunder   shall  be  given
independent  effect  so that if a  certain  action or  condition  constitutes  a default  under a certain  agreement  or  covenant,  the fact that such action or condition  is permitted  by another  agreement or covenant  shall not affect the occurrence of such default,  unless  expressly  permitted  under an exception to such covenant.  In addition,  all representations and warranties hereunder shall be given independent  effect so that if a particular  representation or warranty proves to be incorrect or is breached,  the fact that another  representation or warranty  concerning  the same or  similar  subject  matter is correct or is not breached will not affect the  incorrectness  of or a breach of a  representation and  warranty  hereunder.  The exhibits and any  schedules  attached  hereto are hereby made part of this Agreement in all respects.

     11.15.   Notices.   All   notices,   requests,   demands  and  other
communications  under this Agreement  shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the date of delivery if by overnight  delivery by a recognized  overnight  delivery  service with proof of delivery.  Notice to
Americana  shall be delivered to Americana  Publishing,  Inc., 303 San Mateo NE,
Suite 104A, Albuquerque, NM 87108, Attention: George Lovato, Jr., with a copy to
Richardson  & Patel LLP,  10900  Wilshire  Boulevard,  Suite 500,  Los  Angeles,
California 90024, facsimile: (310) 208-1154,  Attention: Addison K. Adams, Esq.,
and to Action and each Member at the applicable  address listed on the signature page hereto.  Any party may change its address for purposes of this paragraph by giving the other party written notice of the new address in the manner set forth above.

     11.16 Entire Agreement; Modification; Waiver. This Agreement and the
Exhibits  attached hereto  constitute the entire  agreement  between the parties pertaining to the subject  matter  contained in it and  supersedes all prior and contemporaneous  agreements,  representations and understandings of the parties.
No supplement,  modification,  or amendment of this  Agreement  shall be binding unless executed in writing by all parties. No waiver of any of the provisions of this  Agreement  shall be  deemed,  or shall  constitute,  a waiver of any other provision,  whether or not similar, nor shall any waiver constitute a continuing waiver.  No waiver  shall be  binding  unless  executed  in writing by the party making the waiver.

                                             [Signature page follows]

     IN WITNESS  WHEREOF  the parties  have duly  executed  this Asset  Purchase
Agreement as of the date first written above.

"Action"                                                     "Members"

ACTION MEDIA GROUP, L.L.C.

By:
Name:  Joseph D. Agliozzo                                    Joseph D. Agliozzo
Title: Chief Executive Manager                               Address:

By:
Name:  Benjamin L. Padnos
Title: Manager
                                                             Benjamin L. Padnos
                                                             Address:

Address for Notice to Action:

______________________________
                                                             Peter C. Ocampo
______________________________                               Address:

"Americana"

AMERICANA PUBLISHING, INC.

By:
Name:  George Lovato
Title:  CEO and Chairman of the Board

                                               DISCLOSURE SCHEDULES
                                                  (see attached)

                                                     EXHIBIT A

                                               CONSULTING AGREEMENT
                                                  (see attached)